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                                       GUARANTY

    THIS GUARANTY ("Guaranty") is made by Harold Dyne and Colin Dyne (individually, "Guarantor" and collectively, "Guarantors") in favor of Frank Peck ("Peck").

    1. CONSIDERATION. Guarantors acknowledge that the giving of this Guaranty is a material condition precedent to Peck's execution of that certain Consulting Agreement and Agreement for Repurchase of Stock between Peck and Tag-It, Inc. ("Corporation"), copies of which are attached hereto as Exhibits "1" and "2", respectively ("Agreements"), and that Guarantors, as the majority shareholders of Corporation, have derived or expect to derive material financial advantages or other benefits commensurate in value to the obligations and liabilities being undertaken by Guarantors under the terms of this Guaranty.

    2. OBLIGATIONS GUARANTEED. In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantors, jointly and severally, unconditionally guarantee and promise to pay to Peck, on demand, in lawful money of the United States of America, all Obligations of Company to Peck, subject to the limitations set forth in Paragraph 3 below. "Obligations" is used herein in its most comprehensive sense and includes all debts, obligations and liabilities of Corporation under the Agreements currently existing or now or hereafter made, incurred or created, whether voluntary or involuntary and however arising or evidenced, whether due or not due (subject to the grace periods provided for in the Agreements), absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Corporation may be liable individually or jointly with others, or whether recovery upon such debt may be or become barred by any statute of limitation or otherwise unenforceable. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Peck upon the insolvency, bankruptcy or reorganization of Corporation, any guarantor or otherwise, all as though such payment had not been made.

    3. GUARANTORS' LIABILITY. Notwithstanding anything to the contrary contained herein, the liability of Guarantors under this Guaranty shall only apply to (a) the first Four Hundred Twenty Five Thousand Dollars ($425,000.00) due under the Agreements (including the $50,000.00 payment to be made upon the Closing of the Agreement for Repurchase of Stock) and (b) Guarantors' obligations to pay attorneys' fees and all other costs and expenses which may be incurred by Peck in the protection, preservation or enforcement of any rights of Peck under this Guaranty. In any event, Peck may permit the Obligations to exceed Guarantors' liability under this Guaranty. The foregoing limitation of liability applies only to Guarantors' obligations under this Guaranty; unless otherwise specifically agreed in writing, every other guaranty heretofore, now, or hereafter given by Guarantors to Peck with respect to the Obligations shall be deemed independent of this Guaranty and every other such guaranty, so that as each such guaranty is enforced or collected upon in a manner that reduces the liability of Guarantors thereunder, the liability of all guarantors on all other such guaranties shall remain intact.

    4. NATURE OF GUARANTORS' LIABILITY. The obligations and liabilities of Guarantors under this Guaranty are joint and several and independent of the obligations of Corporation and a separate action or actions may be brought and prosecuted against Guarantors whether action is


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brought against Corporation, Guarantors, or any other guarantor or Person, whether or not any foreclosure has been or is going to be initiated with respect to any security for the Obligations, or whether Corporation, Guarantors, or any other guarantor or Person are joined in any such action or actions. Any recovery realized from any other guarantor of the Obligations, or recovery from any source other than a direct payment by Guarantors, shall be first credited upon that portion of the Obligations which exceeds the maximum liability of Guarantors hereunder. As used in this Guaranty, "Person" means any individual or entity.

    5. GUARANTORS' AUTHORIZATION. Guarantors authorize Peck, without notice, demand or consent of any kind (except for consents that may be required under the Agreements), and without affecting Guarantors' liability under this Guaranty, from time to time, to (a) renew, alter, compromise, extend, accelerate or otherwise change any of the terms of the Obligations or any part thereof, including changing the rate of interest thereon or the time for payment thereof,
(b) accept partial payments on the Obligations, (c) extend credit to Corporation on an unsecured basis or take security or other support for the obligations evidenced by this Guaranty or the Obligations, and exchange, enforce, waive or release any such security or other support or any part thereof, (d) accept new or additional documents, instruments or agreements relative to the Obligations,
(e) apply any security or other support and direct the order or manner of sale or other disposition of such property as Peck, in his sole discretion, may determine, and (f) release or substitute any Person liable on the Obligations, any other guarantor of the Obligations, or any other Person providing support for the Obligations to Peck, this Guaranty, or any other guaranty.

    6. PECK'S REMEDIES. Guarantors waive any right to require Peck to (a) proceed against Corporation, Guarantors, or any other guarantor or Person liable for the Obligations, (b) proceed against or exhaust any security or other support for the Obligations granted by Corporation, Guarantors, or any other guarantor or Person, or (c) pursue any other remedy in Peck's power whatsoever.

    7. WAIVERS. Guarantors waive any defense arising by reason of (a) the absence, impairment or loss of any right of reimbursement, contribution or subrogation, or any other right or remedy of Guarantors against Corporation, Guarantors, or any other guarantor or Person, or with respect to any security interest or other support for the Obligations, (b) any disability or other defense of Corporation, or the partial or complete cessation from any cause whatsoever of the liability of Corporation for the Obligations for any reason other than payment in full and final satisfaction, (c) any act or omission by Peck which directly or indirectly results in or aids the discharge of Corporation or any of the Obligations by operation of law or otherwise, or (d) any exchange, release or non-perfection of any security or support for the Obligations or any release or amendment or waiver of or consent to departure from the terms of any security agreement, other support or any other guaranty, for all or any of the Obligations. Guarantors shall have no right of subrogation to, and waive to the fullest extent permitted by law, any right to enforce any remedy which Peck now has or may hereafter have against Corporation, Guarantors, or any other guarantor or Person, and waive any benefit of, any right to participate in, and any right to direct the application of, any security or support for the Obligations now or hereafter held by Peck. Peck may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations, and, even though the foreclosure may destroy or diminish Guarantors' rights against Corporation, Guarantors, or any other guarantor or Person, Guarantors


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shall be liable to Peck for any part of the Obligations remaining unpaid after the foreclosure. Guarantors waive notice of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations. To the fullest extent permitted by law, Guarantors waive any requirement of Peck to give notice of the terms, time and place of any public or private sale of personal property security for the Obligations to Peck or to comply with any other provisions of Section 9504 of the Uniform Commercial Code or its equivalent, from time to time in effect in the state governing any such security interest.

    8. DILIGENT INQUIRIES. Guarantors assume the responsibility for being and keeping informed of the financial condition of Corporation, Guarantors, and any other guarantor or Person liable on or with respect to any of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and confirm that Peck shall have no duty to advise Guarantors of any information regarding such condition or any such circumstances whether or not materially adverse.

    9. AUTHORIZATION OF CORPORATION. Peck shall have no duty to inquire into the powers of Corporation or of the officers, directors, partners, trustees or agents acting or purporting to act on Corporation's behalf, and any Obligations made or created in reliance upon the exercise of such powers shall be covered by this Guaranty.

    10.  GENERAL PROVISIONS.

         10.1 NOTICES. Any notice given by any party under this Guaranty shall be in writing and personally delivered or sent by certified or registered United States mail, postage prepaid and addressed as follows:

         TO GUARANTORS:

         Harold Dyne
         c/o Tag-It, Inc.
         3820 South Hill Street
         Los Angeles, California 90037

         Colin Dyne
         c/o Tag-lt, Inc.
         3820 South Hill Street
         Los Angeles, California 90037

         TO PECK:
         Frank Peck
         5417 Sylvia Avenue
         Tarzana, California 91356

    All notices, requests and other communications shall be deemed given on the date of the earlier of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery or three (3) days after deposited in the United States Mail


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as provided for above.  Guarantors and Peck may change the place to which notices, requests, and other communications are to be sent by giving written notice of such change to the other.

         10.2 BINDING EFFECT. This Guaranty shall be binding upon Guarantors, their permitted successors, representatives and assigns, and shall inure to the benefit of Peck and his successors and assigns; provided, however, that Guarantors may not assign or transfer their obligations under this Guaranty.

         10.3 NO WAIVER. Any waiver, consent or approval of any kind by Peck must be in writing and shall be effective only to the extent set forth in such writing. No failure or delay on the part of Peck in exercising any power, right or privilege under this Guaranty shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof, or the exercise of any other power, right or privilege.

         10.4 RIGHTS CUMULATIVE. All rights and remedies existing under this Guaranty are cumulative to, and not exclusive of, any other rights or remedies under contract or applicable law.

         10.5 UNENFORCEABLE PROVISIONS. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of this Guaranty shall remain valid and enforceable.

         10.6 GOVERNING LAW/WAIVERS. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. To the fullest extent permitted by law, Guarantors hereby waive presentment, demand, protest, notice of dishonor and all other notices and demands, as well as any applicable statute of limitations.

         10.7 INDEMNIFICATION. Guarantors shall indemnify Peck against, and hold Peck harmless from, all claims, actions, losses, and expenses, including attorneys' fees and costs incurred by Peck, arising in connection with any action challenging any aspect of or the enforceability of this Guaranty. This indemnification shall survive the repayment of all principal, interest and fees payable in connection with the Obligations.

         10.8 REIMBURSEMENT. Guarantors shall reimburse Peck for all costs and expenses, including reasonable attorneys' fees expended or incurred by Peck in any arbitration, judicial reference, legal action or otherwise in connection with (a) the enforcement of this Guaranty, including without limitation during any workout or attempted workout of the Obligations, and/or in connection with the rendering of legal advice as to Peck's rights, remedies and obligations under this Guaranty, (b) collecting any sum which becomes due Peck under this Guaranty, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of Peck.

         10.9 ENTIRE AGREEMENT. This Guaranty is intended by Guarantor and Peck as the final expression of Guarantors' obligations and liabilities to Peck described herein and supersedes all prior understandings or agreements concerning the subject matter hereof. This Guaranty may be amended only by a writing signed by Guarantors and agreed to by Peck.


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    IN WITNESS WHEREOF, Guarantors have executed this Guaranty this 31st day of
October, 1994.

                             GUARANTORS

                             /s/ Harold Dyne
                             --------------------------
                             HAROLD DYNE


                             /s/ Colin Dyne
                             --------------------------
                             COLIN DYNE





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